EXECUTION VERSION

                       FIRST INDUSTRIAL REALTY TRUST, INC.

             Depositary Shares Each Representing 1/100 of a Share of Series F Flexible Cumulative Redeemable Preferred Stock

                      (Five-Year Initial Fixed Rate Period)
           (Liquidation Preference Equivalent to $1,000 Per Depositary
                       Share of Series F Preferred Stock)

                              REMARKETING AGREEMENT

                                                                    May 27, 2004

Lehman Brothers Inc.
745 7th Avenue
New York, New York 10019

Ladies and Gentlemen:

     First Industrial Realty Trust, Inc., a Maryland corporation and real estate investment trust (the "Company"), is issuing today 50,000 Depositary Shares (the "Depositary Shares") each representing 1/100 of a share of Series F Flexible Cumulative Redeemable Preferred Stock (Five-Year Initial Fixed Rate) (the "Series F Preferred Shares") having a liquidation preference equivalent to $1,000 per Depositary Share to be issued under a deposit agreement (the "Deposit Agreement") between the Company and EquiServe Trust Company, N.A., as Depositary (the "Depositary").

     The Articles Supplementary, dated May 26, 2004, of the Company relating to the Series F Preferred Shares (the "Series F Articles Supplementary") provide for the possible Remarketing (as defined below) of the Depositary Shares, on one or more occasions, at the option of the Company as contemplated in the Series F Articles Supplementary. As used in this remarketing agreement (the "Agreement"), the term "Remarketed Securities" means any Depositary Shares offered in a Remarketing; the term "Remarketing Procedures" means the procedures specified in
Section 2 of the Series F Articles Supplementary; and the term "Remarketing" means a remarketing of the Remarketed Securities pursuant to the Remarketing Procedures.

     In connection with any Remarketing, the Company will, to the extent required under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "Securities Act"), in connection with Remarketings of Remarketed Securities, prepare and file one or more registration statements under the Securities Act with the Securities and Exchange Commission (the "Commission") relating to Remarketed Securities, and any necessary amendments thereto, and will prepare one or more prospectuses (which may be preliminary or final) complying with the requirements of the Securities Act, and any necessary supplements thereto, and setting forth or including a description of the applicable terms of the Remarketed Securities, the terms of the applicable Remarketing, a description of the Company and such other information as may be required by the Securities Act.

     Capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Series F Articles Supplementary. Any reference in this Agreement to any registration statement or to any preliminary prospectus or final prospectus (or any amendments or supplements to any of the foregoing) shall be deemed to (i) refer to any such document as it may at the time be amended or supplemented and (ii) include any document filed under the Securities


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Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the "Exchange Act"), and at the time incorporated by reference therein.

     Section 1. Appointment and Obligations of the Remarketing Agent.

     (a) The Company hereby appoints Lehman Brothers Inc. as exclusive remarketing agent (the "Remarketing Agent"), and Lehman Brothers Inc. accepts appointment as Remarketing Agent for the purpose of (i) remarketing Remarketed Securities on behalf of the holders thereof and (ii) performing such other duties as are assigned to the Remarketing Agent in the Remarketing Procedures, all in accordance with and pursuant to the Remarketing Procedures.

     (b) The Remarketing Agent agrees (i) to use commercially reasonable efforts to remarket the Remarketed Securities tendered or deemed tendered to the Remarketing Agent in any Remarketing, (ii) to notify the Company of the new Fixed Rate, if any, established pursuant to any Remarketing and (iii) to carry out such other duties as are assigned to the Remarketing Agent in the Remarketing Procedures, all in accordance with the provisions of the Remarketing Procedures.

     (c) On any date during which a Remarketing is being conducted, the Remarketing Agent shall use commercially reasonable efforts to remarket, at a price equal to $1,000 per Depositary Share, Remarketed Securities tendered or deemed tendered for purchase.

     (d) If, as a result of the Remarketing Agent's efforts described in Section 1(c), the Remarketing Agent has determined on any date during which a Remarketing is being conducted that it will be able to remarket all Remarketed Securities tendered or deemed tendered for purchase at a price of $1,000 per Depositary Share (including any accrued and unpaid distributions or interest, the "Remarketing Purchase Price") prior to 4:00 P.M., New York City time, on such date (any such date of determination, a "Remarketing Date"), the Remarketing Agent shall determine the Fixed Rate resulting from such Remarketing and to be applicable to the next succeeding Distribution Period, which shall be the rate per annum (rounded to the nearest one-thousandth (0.001) of one percent per annum) which the Remarketing Agent determines, in its sole judgment, to be the lowest rate per annum, if any, that will enable it to remarket all Remarketed Securities tendered or deemed tendered for Remarketing at the Remarketing Purchase Price.

     (e) If any holder of Remarketed Securities submits a Notice of Election to tender some or all of its Depositary Shares in a Remarketing and separately notifies the Remarketing Agent that such holder desires to continue to hold a number of Depositary Shares, but only if the Fixed Rate determined by the applicable Remarketing is not less than a specified rate per annum, the Remarketing Agent shall give priority to such holder's purchase of such number of Remarketed Securities in the Remarketing, provided that the new Fixed Rate is not less than such specified rate.

     (f) By approximately 4:30 P.M., New York City time, on a Remarketing Date, the Remarketing Agent shall advise, by telephone, (i) the Depository Trust Company (the "DTC") participant who will receive a credit for the Depositary Shares on DTC's records (the "Depositary Participant"), the Company and the Calculation Agent of any new Fixed Rate established pursuant to the Remarketing and the number of Remarketed Securities sold in the Remarketing, (ii) each purchaser of Remarketed Securities (or the Depositary Participant thereof) of such new Fixed Rate and the number of Remarketed Securities such purchaser is to purchase and (iii) each purchaser to give instructions to its Depositary Participant to pay the purchase price on the



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Remarketing Settlement Date in same day funds against delivery of the Remarketed
Securities purchased through the facilities of the Depositary Participant.

     (g) If, by 4:00 P.M., New York City time, on the third business day prior to the Remarketing Settlement Date applicable to the Remarketing (such third business day, a "Remarketing Expiration Date") the Remarketing Agent is unable to remarket all Remarketed Securities tendered or deemed tendered for purchase at the Remarketing Price, the Remarketing Agent shall, by approximately 4:30 P.M., New York City time, on such date, advise by telephone the Depositary Participant, the Company and the Calculation Agent that the Distribution Rate for the Series F Preferred Shares for the next succeeding Distribution Period will be a Floating Rate determined in accordance with the Series F Articles Supplementary.

     Section 2. Representations, Warranties and Agreements of the Company. The Company and First Industrial, L.P., a Delaware limited partnership (the "Operating Partnership"), jointly and severally represent, warrant and agree, on and as of the date hereof, that the representations and warranties made by the Company and the Operating Partnership, as applicable, in the underwriting agreement dated May 18, 2004 among the Company, the Operating Partnership and Lehman Brothers Inc. and the other underwriters named therein (the "Underwriting Agreement"), relating to the Series F Preferred Shares and the Series G Flexible Cumulative Redeemable Preferred Stock, are true, correct and complete in all material respects, as if made on the date hereof. In addition, the Company and the Operating Partnership represent, warrant and agree, (i) on and as of the date of filing and of effectiveness of any registration statement filed pursuant to this Agreement and on and as of the date of any amendment to any such registration statement, (ii) on and as of the date of any preliminary prospectus and on and as of the date of any supplement thereto distributed in connection with a Remarketing, (iii) on and as of the date of any final prospectus and on and as of the date of any supplement thereto distributed in connection with a Remarketing, (iv) on and as of any Election Date, (v) on and as of any Remarketing Date, and (vi) on and as of any Remarketing Settlement Date, (to the extent applicable) that:

     (a) The registration statement under the Securities Act, including amendments thereto (File No. 333-57992) (the "Initial Registration Statement"), relating to certain securities (the "Shelf Securities") to be issued from time to time by the Company or the Operating Partnership, as the case may be, including the Series F Preferred Shares, was prepared by the Company and the Operating Partnership and filed with the Commission in conformity with all applicable requirements of the Securities Act and will contain all statements required to be stated therein in accordance with the Securities Act. The Initial Registration Statement was declared effective by the Commission on July 18, 2001. Any registration statement (other than the Initial Registration Statement) and any amendments thereto required under the Securities Act with respect to the applicable Remarketing and required to have been filed with the Commission have
(i) been prepared by the Company and the Operating Partnership in conformity with the requirements of the Securities Act, (ii) been filed as required with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement(s) and any amendments thereto have been delivered by the Company to the Remarketing Agent.

     (b) The prospectus supplement dated May 18, 2004 and the accompanying prospectus, dated August 23, 2001, relating to the initial offering of the Depositary Shares and 25,000 depositary shares each representing 1/100 of a share of the Series G Flexible Cumulative Redeemable Preferred Stock (Ten-Year Initial Fixed Rate Period) (the "Series G Preferred Shares," and together with the Series F Preferred Shares, the "Preferred Shares") having a liquidation preference equivalent to $1,000 per depositary share of Series G Preferred Shares of



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the Company, (collectively, the "Initial Prospectus"), were prepared by the
Company and the Operating Partnership and filed with the Commission in conformity with the requirements of the Securities Act. Any preliminary prospectus and any final prospectus (other than the Initial Prospectus), and any supplements to any of the foregoing, required to have been prepared in connection with the applicable Remarketing have been prepared and filed with the Commission in conformity with the requirements of the Securities Act.

     (c) Neither the Commission nor any state securities authority of any jurisdiction has issued, instigated a proceeding for or, to the knowledge of the Company, threatened, an order preventing or suspending the use of any registration statement, any preliminary prospectus or any final prospectus, or any amendment or supplement thereto, relating to the applicable Remarketing.

     (d) Any registration statement (and any amendments thereto) relating to a Remarketing, at the time it became effective, and any preliminary prospectus, and any final prospectus (and any supplements to either of the foregoing) relating to the applicable Remarketing, as of their respective dates and as of the dates they were filed with the Commission, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, except that the representations and warranties set forth in this Section 2(d) do not apply to information contained in any preliminary prospectus or any final prospectus (or any supplements to either of the foregoing) based upon information furnished to the Company or the Operating Partnership in writing by or on behalf of the Remarketing Agent expressly for use therein.

     (e) The documents incorporated or deemed to be incorporated by reference in the prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were, or hereafter are, filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with other information included in, and incorporated by reference in, an applicable prospectus, at the time an applicable registration statement became effective, as of the date of the prospectus and as of the date hereof, or during the period specified in Section 4(f) did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 2(e) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Remarketing Agent furnished in writing to the Company or the Operating Partnership by the Remarketing Agent specifically for inclusion in any applicable registration statement or applicable prospectus or any amendment or supplement thereto.

     (f) Since the respective dates as of which information is given in a registration statement and final prospectus relating to a Remarketing (or any amendment or supplement thereto) and except as disclosed therein, (i) there has not been and will not have been, except as set forth in or contemplated by any applicable registration statement and any applicable prospectus, any change in the capitalization, long term or short term debt or in the capital stock or equity of each of the Company, the Operating Partnership or any of the Subsidiaries (as hereinafter defined) which would be material to the Company, the Operating Partnership and the Subsidiaries considered as one enterprise (anything which would be material to the Operating Partnership, the Company and the Subsidiaries, considered as one enterprise, being hereinafter referred to as "Material"), (ii) neither the Operating Partnership, the Company nor any of the Subsidiaries has incurred nor will any of them incur any liabilities or obligations, direct or contingent, which would be Material, nor has any of them entered into nor will any of them enter into any transactions, other than pursuant



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to this Agreement and the transactions referred to herein or as contemplated in any applicable prospectus, which would be Material, (iii) there has not been any material adverse change in the condition (financial or otherwise), earnings, assets or business affairs or prospects of the Company, the Operating Partnership and the Subsidiaries taken as a whole or their properties (a "Material Adverse Effect"), (iv) except for regular quarterly distributions on the Company's shares of common stock, par value $0.01 per share (the "Common Stock"), and the dividends on the shares of the Company's (a) Depositary Shares each representing 1/100 of a share of 8?% Series C Cumulative Preferred Stock (the "Series C Preferred Stock"), (b) Depositary Shares each representing 1/100 of a share of 7.95% Series D Cumulative Preferred Stock (the "Series D Preferred Stock") and (c) Depositary Shares each representing 1/100 of a share of 7.90% Series E Cumulative Preferred Stock (the "Series E Preferred Stock"), the Company has not paid or declared and will not pay or declare any dividends or other distributions of any kind on any class of its capital stock, and (v) except for distributions in connection with regular quarterly distributions on partnership units, the Operating Partnership has not paid any distributions of any kind on its common or preferred partnership units.

     (g) The Company is a corporation duly organized and validly existing under the laws of the State of Maryland, and has due corporate authority to carry on the real estate business in which it is engaged, to own and operate the properties used by it in such business and to enter into and perform its obligations under each of this Agreement, the remarketing agreement dated May 27, 2004 pertaining to the Series G Preferred Shares (the "Series G Remarketing Agreement"), the Series F Articles Supplementary, the Articles Supplementary dated May [ ], 2004 of the Company pertaining to the Series G Preferred Shares (the "Series G Articles Supplementary"), the Deposit Agreement, the deposit agreement dated May 27, 2004 pertaining to the Series G Preferred Shares (together with the Deposit Agreement, the "Deposit Agreements"), the calculation agreement dated May 27, 2004 pertaining to the Series F Preferred Shares (the "Calculation Agent Agreement") and the calculation agreement dated May 27, 2004 pertaining to the Series G Preferred Shares (together with the Calculation Agent Agreement, the "Calculation Agent Agreements"). Each of First Industrial Financing Partnership, L.P. (the "Financing Partnership"), First Industrial Securities, L.P. ("Securities, L.P."), First Industrial Mortgage Partnership, L.P. (the "Mortgage Partnership") and First Industrial Pennsylvania, L.P. ("FIP"), First Industrial Harrisburg, L.P. ("FIH") and First Industrial Indianapolis, L.P. ("FII") (the Financing Partnership, Securities, L.P., the Mortgage Partnership, FIH, FII and FIP are referred to collectively herein as the "Partnership Subsidiaries") has been duly organized and is validly existing as a limited partnership in good standing under and by virtue of the laws of its jurisdiction of organization. First Industrial Alrai, LLC ("FIA") has been duly organized and is validly existing as a limited liability company in good standing under and by virtue of the laws of its jurisdiction of organization. Each of First Industrial Securities Corporation ("FISC"), First Industrial Indianapolis Corporation ("FIIC"), First Industrial Finance Corporation ("FIFC"), First Industrial Mortgage Corporation ("FIMC"), First Industrial Development Services, Inc. ("FIDSI") and First Industrial Pennsylvania Corporation ("FIPC"), (FISC, FIIC, FIFC, FIMC, FIDSI and FIPC are referred to collectively herein as the "Corporate Subsidiaries," and the Partnership Subsidiaries and the Corporate Subsidiaries are referred to herein collectively as the "Subsidiaries" or individually as a "Subsidiary"), has been duly organized and is validly existing as a corporation in good standing under and by virtue of the laws of its jurisdiction of incorporation.

     (h) The Company and each of the Corporate Subsidiaries is, and at any Remarketing Date will be, duly qualified or registered to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the properties and assets owned, leased or operated by it makes such qualification or



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registration necessary, except where failure to obtain such qualifications or registration will not have a material adverse effect on (i) the condition, financial or otherwise, or the earnings, assets or business affairs or prospects of the Operating Partnership, Company and their Subsidiaries, taken as a whole or on the 825 in service properties owned, directly or indirectly, by the Company as of March 31, 2004 (collectively, the "Properties" or individually, a "Property") taken as a whole, (ii) the issuance, validity or enforceability of the Securities or (iii) the consummation of any of the transactions contemplated by this Agreement (each a material adverse effect), which jurisdictions of foreign qualification or registration are identified in Schedule III to the Underwriting Agreement.

     (i) The Operating Partnership is a limited partnership duly organized and validly existing under the laws of the State of Delaware, and has due limited partnership authority to carry on the real estate business in which it is engaged and to enter into and perform its obligations under this Agreement.

     (j) The Operating Partnership is duly qualified to transact business as a foreign company and is in good standing in any other jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect.

     (k) This Agreement has been duly authorized, executed, and delivered by the Company and the Operating Partnership.

     (l) The Preferred Shares have been duly authorized by the Series F Articles Supplementary and the Series G Articles Supplementary and are validly issued and (subject to the terms of the Series F Articles Supplementary and the Series G Articles Supplementary) fully paid and non-assessable and conform in all material respects to all statements relating thereto contained in any applicable final prospectus (and any supplement thereto); the Preferred Shares are not subject to any preemptive or other similar right; and (subject to the terms of the Series F Articles Supplementary and the Series G Articles Supplementary) holders of Preferred Shares will be entitled to the same limitation of personal liability under Maryland law as extended to stockholders of private corporations for profit.

     (m) The Deposit Agreements and the Calculation Agent Agreements have been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution, and delivery by the Depositary and Calculation Agent, as the case may be, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the (1) bankruptcy, insolvency, reorganization, receivership, liquidation, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights, generally, or (2) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity), and each of this Agreement, the Series G Remarketing Agreement, the Deposit Agreements and the Calculation Agent Agreements will conform in all material respects to all statements relating thereto contained in any applicable prospectus.

     (n) Neither the Company, the Operating Partnership nor any of the Company's Subsidiaries is or, after giving effect to the applicable Remarketing, will be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").



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     (o) The execution, delivery and performance (i) by the Company and the
Operating Partnership of this Agreement, the Series G Remarketing Agreement, the Preferred Shares and the Calculation Agent Agreements, to the extent they are a party thereto, and (ii) by the Company of the Series F Articles Supplementary, the Series G Articles Supplementary and the Deposit Agreements and the consummation by the Company and the Operating Partnership of the transactions contemplated herein and therein and compliance by the Company and the Operating Partnership with their respective obligations hereunder and thereunder have been duly authorized by all necessary action (corporate or otherwise) on the part of the Company and the Operating Partnership and do not and will not result in any violation of the charter or bylaws of the Company, the certificate of limited partnership and the agreement of limited partnership of the Operating Partnership, the Series F Articles Supplementary or the Series G Articles Supplementary and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance, upon any property or assets of the Company under (A) any contract, indenture, mortgage, loan agreement, note, lease, or other agreement or instrument to which the Company or the Operating Partnership is a party, or by which either of them may be bound, or to which any of their properties may be subject (except for conflicts, breaches or defaults which would not, individually or in the aggregate, be materially adverse to the Company or materially adverse to the transactions contemplated by this Agreement), or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any of its properties.

     (p) No Material authorization, approval, consent or order of, or any filing or declaration with, any court or governmental authority or agency or any other entity is necessary in connection with the Company or the Operating Partnership entering into this Agreement or in connection with the applicable Remarketing or the transactions contemplated by this Agreement, except (A) such as may be required under, and have been obtained from, the Securities Act or the rules and regulations thereunder; (B) such as may be required under, and have been obtained from, Maryland General Corporation Law; and (C) such consents, approvals, authorizations, registrations, or qualifications as may be required under, and have obtained from, state securities or "blue sky" laws.

     (q) The financial statements, supporting schedules and related notes included in, or incorporated by reference in, any applicable registration statement, preliminary prospectus or final prospectus (and any amendments or supplements thereto) comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial condition of the entity or entities or group presented or included therein, as of the respective dates thereof, and its consolidated results of operations and cash flows for the respective periods covered thereby, are all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in such prospectus. The financial information and data included in any applicable registration statement and any applicable prospectus present fairly the information included or incorporated by reference therein and have been prepared on a basis consistent, except as may be noted therein, with that of the financial statements, schedules and notes included or incorporated by reference in such registration statement and such prospectus and the books and records of the respective entity or entities or group presented or included therein. Except as otherwise noted in such prospectus, pro forma and/or as adjusted financial information included or incorporated by reference in such prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the American Institute of Certified Public Accountants ("AICPA") guidelines with respect to pro forma and as adjusted financial



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information, and includes all adjustments necessary to present fairly the pro forma and/or as adjusted financial condition of the entity or entities or group presented or included therein at the respective dates indicated and the results of operations and cash flows for the respective periods specified. The Company's and the Operating Partnership's ratio of combined fixed charges and preferred stock dividends to earnings included in such prospectus and in Exhibit 12 to such registration statement have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. No other financial statements (or schedules) of the Company, the Operating Partnership and their respective Subsidiaries or any predecessor of the Company and/or the Operating Partnership are required by the Securities Act or the Exchange Act to be included in such registration statement or such prospectus. PricewaterhouseCoopers LLP (the "Accountants") who have reported on such financial statements, schedules and related notes, are independent public accountants with respect to the Company, the Operating Partnership and their respective Subsidiaries as required by the Securities Act.

     (r) As of an applicable Remarketing Date, the Company, the Operating Partnership and each of the Subsidiaries will have good and marketable title to all properties and assets described in an applicable prospectus as owned by it, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are described in any applicable registration statement or prospectus, or such as secure the Company's loan facilities of the Operating Partnership, the Company and the Subsidiaries, or would not result in a Material Adverse Effect.

     (s) To the knowledge of the Company: (i) no lessee of any portion of the Properties is in default under any of the leases governing such Properties and there is no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except in each case such defaults that would not have a Material Adverse Effect; (ii) the current use and occupancy of each of the Properties complies in all material respects with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a Material Adverse Effect; and (iii) there is no pending or threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to the Properties except such proceedings or actions that would not have a Material Adverse Effect.

     (t) The Operating Partnership, the Company and the Partnership Subsidiaries have property, title, casualty and liability insurance in favor of the Operating Partnership, the Company or the Partnership Subsidiaries with respect to each of the Properties, in an amount and on such terms as is reasonable and customary for businesses of the type conducted by the Operating Partnership, the Company and the Partnership Subsidiaries except in such instances where the tenant is carrying such insurance or the tenant is self-insuring such risks.

     (u) Except as disclosed in any applicable prospectus, and, except for activities, conditions, circumstances or matters that would not have a Material Adverse Effect; (i) to the knowledge of the Company and the Subsidiaries, after due inquiry, the operations of the Operating Partnership, the Company and the Subsidiaries are in compliance with all Environmental Laws (as defined below) and all requirements of applicable permits, licenses, approvals and other authorizations issued pursuant to Environmental Laws; (ii) to the knowledge of the Operating Partnership, the Company and the Subsidiaries, after due inquiry, none of the Operating Partnership, the Company or the Subsidiaries has caused or suffered to occur any Release (as defined below) of any Hazardous Substance (as defined below) into the Environment (as defined below) on, in, under or from any Property, and no condition exists on, in, under or adjacent to any Property that could reasonably be expected to result in the incurrence of liabilities under, or any violations of, any Environmental Law or give rise to the imposition of any Lien (as defined below), under any Environmental Law; (iii) none of the Operating Partnership, the Company or the Subsidiaries has received any written notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on, in, under or originating from any Property; (iv) none of the Operating Partnership, the Company or the Subsidiaries has actual knowledge of, or received any written notice from any Governmental Authority (as defined below) claiming, any violation of any Environmental Law or a determination to undertake and/or request the investigation, remediation, clean-up or removal of any Hazardous Substance released into the Environment on, in, under or from any Property; and (v) no Property is included or, to the knowledge of the Operating Partnership, the Company or the Subsidiaries, after due inquiry, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA"), or included on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and none of the Operating Partnership, the Company or the Subsidiaries has actual knowledge that any Property has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the Company and its Subsidiaries, is included on any similar list of potentially contaminated sites pursuant to any other Environmental Law.

     As used herein, "Hazardous Substance" shall include any hazardous substance, hazardous waste, toxic substance, pollutant or hazardous material, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCB's, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste which is subject to regulation under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. ss. 172.101, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor and outdoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. ss. 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. ss. 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. ss. 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. ss. 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. ss. 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss. 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules and orders relating to the protection of the environment or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing and containing a residue of any Hazardous Substance.

     None of the environmental consultants which prepared environmental and asbestos inspection reports with respect to any of the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Operating Partnership, the Company or any of the Subsidiaries, and none of them nor any of their directors, officers or employees is connected with the Operating Partnership, the Company or any of the Subsidiaries as a promoter, selling agent, voting trustee, director, officer or employee.

     (v) The Depositary Shares and depositary shares representing Series G Preferred Shares will have an investment grade rating from one or more nationally recognized statistical rating organization(s).

     (w) To the knowledge of the Company or the Operating Partnership, after due inquiry, except as set forth in any applicable registration statement or prospectus, there are no actions, suits, proceedings, investigations or inquiries, pending or, after due inquiry, threatened against or affecting the Operating Partnership or the Company or any of their Subsidiaries or any of their respective officers or directors in their capacity as such or of which any of their respective properties or assets is the subject or bound, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect.

     (x) The Company and the Operating Partnership are organized and operate in a manner so that the Company qualifies as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Company has elected to be taxed as a REIT under the Code commencing with the taxable year ended December 31, 1994. The Company and the Operating Partnership intend to continue to be organized and operate so that the Company shall qualify as a REIT for the foreseeable future, unless the Company's board of trustees determines that it is no longer in the best interests of the Company to be so qualified.

     (y) Each of the Operating Partnership and the Company has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to so file would not result in a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing would otherwise be delinquent, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and except in any case in which the failure to so pay would not result in a Material Adverse Effect.

     Section 3. Fees and Expenses. (a) For the performance of its services as Remarketing Agent in connection with Remarketings hereunder, the Company agrees to pay to the Remarketing Agent a fee on each Remarketing Settlement Date, in an amount customary for the types of services provided by the Remarketing Agent hereunder and as shall be mutually agreed upon between the Company and the Remarketing Agent.

     (b) The Company agrees to pay (i) the costs incident to the preparation and filing of any registration statements and any amendments thereto required in connection with this Agreement; (ii) the costs incident to the preparation, printing, and distribution of any prospectus (preliminary or final) and any supplements thereto required in connection with this Agreement; (iii) the fees and expenses of qualifying Remarketed Securities under the securities laws of the several jurisdictions as provided in Section 4(g) and of preparing, printing, and distributing a blue sky survey (including related fees and expenses of counsel to the Remarketing Agent); (iv) all other costs and expenses incident to the performance of the obligations of the Company and the

Operating Partnership hereunder; and (v) the fees and expenses of counsel and accountants for the Company.

     Section 4. Further Agreements of the Company. The Company agrees:

     (a) To prepare any registration statement, preliminary prospectus or final prospectus, and any amendments and supplements thereto required in connection with any Remarketing, in a form reasonably acceptable to the Remarketing Agent and to file any such documents with the Commission pursuant to the Securities Act as required by the Securities Act.

     (b) To advise the Remarketing Agent, promptly after it receives notice thereof, of the time when any registration statement or any amendment thereto has been filed with the Commission or becomes effective, and when any prospectus (preliminary or final) or any supplement thereto has been filed, in each such case excluding documents incorporated by reference therein; during the term of this Agreement and the Series G Remarketing Agreement, to file promptly all reports and any definitive proxy or information statements required to be filed by the Company and the Operating Partnership with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act; to advise the Remarketing Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order with respect to any registration statement or amendment thereof filed in connection with this Agreement or the Series G Remarketing Agreement, or of any order preventing or suspending the use of any prospectus (preliminary or final) or any supplement thereto filed or prepared in connection with this Agreement or the Series G Remarketing Agreement, of the suspension of the qualification of any Remarketed Securities or Series G Preferred Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of any such registration statement or prospectus or amendment or supplement thereto or for additional information; and, in the event of the issuance of any stop order with respect to any registration statement or any amendment thereto or of any order preventing or suspending the use of any prospectus or supplement thereto or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

     (c) To furnish to the Remarketing Agent (i) conformed copies of any registration statement prepared in connection with this Agreement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), any preliminary or final prospectus prepared in connection with this Agreement and any supplements thereto; copies of the Series F Articles Supplementary, the Series G Articles Supplementary and the Calculation Agent Agreements, and any amendment to any thereof, and each report or other document mailed or made available to holders of Remarketed Securities; (ii) if the delivery of a prospectus is required at any time in connection with a Remarketing and if at such time any event has occurred as a result of which the prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such prospectus is delivered, not misleading, or if for any other reason in the opinion of counsel to the Company or the Remarketing Agent it shall be necessary during such same period to amend or supplement the applicable registration statement or prospectus or to file under the Exchange Act any document incorporated by reference in the prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Remarketing Agent and to file such document and to prepare and furnish without charge to the Remarketing Agent and to any dealer in Depositary Shares as many copies as the Remarketing Agent may from time to time reasonably request of an amended or supplemented prospectus which will correct such statement or omission or effect such compliance; and (iii) such other information as the Remarketing Agent may reasonably request from time to time, in such form as the Remarketing Agent may reasonably request.

     (d) To furnish to the Remarketing Agent, without charge, as many copies of any registration statement, preliminary prospectus or final prospectus prepared in connection with this Agreement, and any amendments and supplements thereto as the Remarketing Agent may reasonably request.

     (e) Prior to making any amendment to any registration statement or supplement to any preliminary or final prospectus filed or prepared in connection with this Agreement and the Series G Remarketing Agreement, to furnish a copy thereof to the Remarketing Agent and counsel to the Remarketing Agent, and not effect any such amendment or supplement thereto to which the Remarketing Agent shall reasonably object by notice to the Company after a reasonable period to review.

     (f) If, at any time on or after the commencement of a Remarketing and prior to the related Remarketing Settlement Date, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Remarketing Agent or counsel for the Company, to amend or supplement any preliminary or final prospectus in order that such preliminary or final prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered in connection with the Remarketing, or if it is necessary to amend any registration statement or supplement any preliminary or final prospectus to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that such document, as so amended or supplemented, will comply with applicable law and to furnish you such number of copies as the Remarketing Agent may reasonably request.

     (g) Promptly from time to time to take such action as the Remarketing Agent may reasonably request to qualify the Remarketed Securities for offering and sale under the securities or "blue sky" laws of such jurisdictions as the Remarketing Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Remarketed Securities; provided, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction in which it is not so qualified or to submit to any requirements which it deems unduly burdensome.

     (h) The Company will make generally available to its security holders as soon as reasonably practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Rule 158 of the rules and regulations under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158) of any registration statement filed in connection with this Agreement.

     (i) During the period when a prospectus is required to be delivered under the Securities Act or the Exchange Act in connection with sale of Remarketed Securities, to file all documents required to be filed by it with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act.

     (j) The Company will use its best efforts to continue to qualify as a REIT under Sections 856 through 860 of the Code unless the Company's board of trustees determines that it is no longer in the best interests of the Company to be so qualified.

     (k) The Company will use its reasonable best efforts to take all reasonable action necessary to enable Standard & Poor's Corporation ("S&P") and Moody's Investors Services, Inc. ("Moody's") or any other nationally recognized rating organization to provide their respective credit ratings.


     Section 5. Conditions to the Remarketing Agent's Obligations. The obligations of the Remarketing Agent hereunder are subject to the accuracy, on and as of the date when made, of the representations and warranties of the Company and the Operating Partnership contained herein, to the performance by the Company and the Operating Partnership of their respective obligations hereunder, and to each of the following additional terms and conditions:

     (a) The Remarketing Agent shall not have discovered and disclosed to the Company on or prior to the Remarketing Date, or during the period between the Remarketing Date and the Remarketing Settlement Date, that any applicable registration statement, preliminary prospectus or final prospectus or any amendment or supplement thereto contains any untrue statement of a fact which, in the opinion of Clifford Chance US LLP, or such other counsel for the Remarketing Agent, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein, or is necessary to make the statements therein not misleading.

     (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Series G Remarketing Agreement, the Series F Articles Supplementary, the Series G Articles Supplementary, the Deposit Agreements, the Preferred Shares, the Depositary Shares, any applicable registration statement, preliminary prospectus and/or final prospectus and any amendments or supplements thereto and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all respects to counsel for the Remarketing Agent, and the Company and the Operating Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

     (c) On any Remarketing Settlement Date, Cahill Gordon & Reindel LLP, or such other counsel satisfactory to the Remarketing Agent, shall have furnished to the Remarketing Agent their written opinion, as counsel to the Company and the Operating Partnership, addressed to the Remarketing Agent and dated such date, in form and substance to the effect set forth in Exhibit A hereto, and to the extent not to such effect, in form and substance reasonably acceptable to the Remarketing Agent.

     (d) On any Remarketing Settlement Date, Barack Ferrazzano Kirschbaum, Perlman & Nagelberg, or such other counsel satisfactory to the Remarketing Agent, shall have furnished to the Remarketing Agent their written opinion, addressed to the Remarketing Agent and dated such date, in form and substance reasonably satisfactory to the Remarketing Agent, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Remarketing Agent may reasonably request.

     (e) On any Remarketing Settlement Date, McGuire Woods L.L.P., or such other counsel satisfactory to the Remarketing Agent, shall have furnished to the Remarketing Agent their written opinion, on certain matters of Maryland law relating to the validity of the Preferred

Shares, addressed to the Remarketing Agent and dated such date, in form and substance reasonably satisfactory to the Remarketing Agent, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Remarketing Agent may reasonably request.

     (f) On any Remarketing Settlement Date, Clifford Chance US LLP, or such other counsel satisfactory to the Remarketing Agent, shall have furnished to the Remarketing Agent their written opinion, addressed to the Remarketing Agent and dated such date, in form and substance reasonably satisfactory to the Remarketing Agent, to the effect set forth in Exhibit D hereto.

     (g) On any Remarketing Settlement Date, PricewaterhouseCoopers, LLP, or such other firm of independent public accountants performing services for the Company, shall have furnished to the Remarketing Agent a "comfort letter" of such accountants, addressed to the Remarketing Agent and dated such date, in form and substance reasonably satisfactory to the Remarketing Agent.

     (h) At the commencement date with respect to marketing efforts to investors in connection with any Remarketing (a "Commencement Date") and on the related Remarketing Date and Remarketing Settlement Date, there shall not have been, since the respective dates as of which information is given in any applicable registration statement or preliminary or final prospectus (or any amendment or supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company or the Operating Partnership and the Company's Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Remarketing Agent shall have received certificates of a Vice President of the Company and of the chief financial or chief accounting officer of the Company on behalf of the Company itself and as general partner of the Operating Partnership, and dated as of each such date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the Remarketing Settlement Date and (iii) the Company and the Operating Partnership have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to such date.

     (i) Subsequent to the execution and delivery of this Agreement and prior to any Remarketing Settlement Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement in the rating accorded to the Preferred Shares by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

     (j) On any Remarketing Settlement Date, the Preferred Shares shall have the same ratings accorded by any "nationally recognized statistical organization," as defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, as when they were first issued, and the Company shall have delivered to the Remarketing Agent a letter, dated as of such date, from each such rating organization, or other evidence satisfactory the Remarketing Agent, confirming that the Preferred Shares have such ratings. Since the date hereof, there shall not have occurred a downgrading in the rating assigned to the Preferred Shares or any of the Company's securities or the Operating Partnership's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Preferred Shares or any of the Company's securities or the Operating Partnership's other securities.

     (k) Without the prior written consent of the Remarketing Agent, the Series F Articles Supplementary and the Series G Articles Supplementary shall not have been amended in any manner, or otherwise contain any provision not contained therein as of the date hereof that, in the opinion of the Remarketing Agent, materially changes the nature of the Remarketed Securities or the Remarketing Procedures.

     (l) Subsequent to the Commencement Date of any Remarketing, there shall not have occurred any of the following: (i) trading of any securities of or guaranteed by the Company and the Operating Partnership shall have been suspended on any exchange or in any over-the-counter market, (ii) trading in securities on the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade shall have been generally suspended, or there shall have been a material disruption in settlement of securities generally, (iii) minimum or maximum ranges for prices shall have been generally established on the New York Stock Exchange by the Commission or by the New York Stock Exchange, (iiv) a general banking moratorium shall have been declared by federal or New York State authorities, (v) any major disruption of settlements of securities or clearance services in the United States; or (vi) there shall have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity, crisis or emergency (including without limitation, acts of terrorism) affecting the United States, in any such case provided for in clauses (i) through (vi) with the result that, in the reasonable judgment of the Remarketing Agent, the marketability of the Remarketed Securities shall have been materially impaired.

     All opinions, letters, evidence, and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Remarketing Agent.

     Section 6. Indemnification. (a) The Company and the Operating Partnership jointly and severally agree to indemnify and hold harmless the Remarketing Agent, each of its directors, officers and employees and each person, if any, who controls the Remarketing Agent within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, Exchange Act or otherwise, and to reimburse the Remarketing Agent and such other persons, if any, for any legal or other expenses incurred by them in connection with defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement, preliminary prospectus or final prospectus or in any amendments or supplements thereto, or in any filings pursuant to Section 13 or 14 of the Exchange Act which are incorporated by reference in any registration statement, preliminary prospectus or final prospectus as so amended or supplemented, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission which was made in such registration statement, preliminary prospectus or final prospectus in reliance upon and in conformity with information furnished in writing to the Company expressly for use therein and except that this indemnity with respect to any preliminary prospectus or final prospectus, if the Company and the Operating Partnership shall have furnished any amendment or supplement thereto, shall not inure to the benefit of the Remarketing Agent (or of any person controlling the Remarketing Agent) on account of any losses, claims, damages, liabilities or actions arising from the sale of the

Remarketed Securities to any person if a copy of the preliminary prospectus or the final prospectus (exclusive of documents incorporated therein by reference pursuant to Item 12 of Form S-3), as the same may then be amended or supplemented, shall not have been sent or given by or on behalf of the Remarketing Agent to such person with or prior to the written confirmation of the sale involved and the untrue statement or alleged untrue statement or omission or alleged omission was corrected in the final prospectus as supplemented or amended at the time of such confirmation; provided, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of the Remarketing Agent (or to the benefit of the person controlling such Remarketing Agent) from whom the person asserting any such losses, claims, damages or liabilities purchased Remarketed Securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus or preliminary prospectus supplement that was the cause of such losses, claims, damages or liabilities, is eliminated or remedied in the Prospectus (as amended or supplemented if the Company or the Operating Partnership shall have furnished any amendments or supplements thereto) and, if required by law, a copy of the Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Remarketed Securities to such person, provided further that the Company and the Operating Partnership shall have complied with their obligations under Section 4 hereof with respect to the Prospectus (as so amended or supplemented). The Remarketing Agent agrees, within ten days after the receipt by it of notice of the commencement of any action in respect of which indemnity may be sought by it, or by any other person entitled to indemnification hereunder, from the Company and the Operating Partnership on account of its agreement contained in this Section 6, to notify the Company and the Operating Partnership in writing of the commencement thereof, but the omission of the Remarketing Agent so to notify the Company and the Operating Partnership of any such action shall not release the Company and the Operating Partnership from any liability which it may have to the Remarketing Agent or to such controlling person otherwise than on account of the indemnity agreement contained in this Section 6. In case any such action shall be brought against the Remarketing Agent or any such other person entitled to indemnification hereunder, the Remarketing Agent shall notify the Company and the Operating Partnership of the commencement thereof as above provided, the Company and the Operating Partnership shall be entitled to participate in (and, to the extent that they shall wish, including the selection of counsel, to direct) the defense thereof, at their own expense. In case the Company and the Operating Partnership elect to direct such defense and select such counsel, the Remarketing Agent or any such other indemnified person shall have the right to employ its own counsel, but, in any such case, the fees and expenses of such counsel shall be at the expense of the Remarketing Agent or such other person unless the employment of such counsel has been authorized in writing by the Company and the Operating Partnership in connection with defending such action. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. In no event shall any indemnifying party have any liability or responsibility in respect of the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim effected without its prior written consent.

     (b) The Remarketing Agent agrees to indemnify and hold harmless the Company, its directors and such of its officers who have signed any registration statement filed pursuant to this Agreement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act to the same extent and upon the same terms as the indemnity agreement of the Company or the Operating Partnership set forth in Section 6(a) hereof, but only with respect to alleged untrue statements or omissions made in any registration statement, preliminary prospectus, or final prospectus, or such documents as amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company and the Operating Partnership by, or through, the Remarketing Agent expressly for use therein.

     Section 7. Resignation and Removal of Remarketing Agent. The Remarketing Agent may resign and be discharged from its duties and obligations hereunder, and the Company may remove the Remarketing Agent, by giving 30 days' prior written notice, in the case of a resignation, to the Company and the Depositary Participant, and, in the case of a removal, such removed Remarketing Agent and the Depositary Participant; provided, however, that (i) the Company may not remove the Remarketing Agent unless (A) the Remarketing Agent becomes involved as debtor in a bankruptcy, insolvency or similar proceeding, (B) the Remarketing Agent shall not be among the five underwriters with the largest volume underwritten in dollars, on a lead or co-managed basis, of U.S. domestic preferred securities during the twelve-month period ended as of the last calendar quarter preceding the Scheduled Remarketing Date, (C) the Remarketing Agent shall be subject to any restriction preventing the performance of its obligations hereunder or (D) the distribution rates provided by the Remarketing Agent in connection with remarketings of securities by it in the twelve month period ended as of the end of the last calendar quarter preceding a Remarketing Date shall not be among the lowest remarketing distribution rates provided by the top three underwriters during such 12 month period and (ii) no such resignation nor any such removal shall become effective until the Company shall have appointed at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Company in which it shall have agreed to conduct the Remarketing in accordance with the Remarketing Procedures. In such case, the Company will use its best efforts to appoint a successor Remarketing Agent and enter into such a remarketing agreement with such person as soon as reasonably practicable. The provisions of Sections 3 and 6 shall survive the resignation or removal of the Remarketing Agent pursuant to this Agreement.

     Section 8. Dealing in the Remarketed Securities. The Remarketing Agent, when acting as a Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any Remarketed Securities. Notwithstanding the foregoing, the Remarketing Agent is not obligated to purchase any Remarketed Securities that would otherwise remain unsold in a Remarketing. The Remarketing Agent may exercise any vote or join in any action which any beneficial owner of Remarketed Securities may be entitled to exercise or take pursuant to the Series F Articles Supplementary and the Series G Articles Supplementary with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

     Section 9. Remarketing Agent's Performance; Duty of Care. The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Agreement, the Series G Remarketing Agreement, the Series F Articles Supplementary and the Series G Articles Supplementary. No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement, the Series G Remarketing Agreement, the Series F Articles Supplementary or the Series G Articles Supplementary. In the absence of bad faith on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it, which purports to conform to the requirements of this Agreement, the Series G

Remarketing Agreement, the Series F Articles Supplementary or the Series G Articles Supplementary as to the truth of the statements expressed in any of such documents. The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties. The Remarketing Agent, acting under this Agreement, shall incur no liability to the Company or to any holder of Remarketed Securities in its individual capacity or as Remarketing Agent for any action or failure to act, on its part in connection with a Remarketing or otherwise, except if such liability is judicially determined to have resulted from gross negligence or willful misconduct on its part.

     Section 10. Termination. This Agreement shall terminate as to the Remarketing Agent on the effective date of the resignation or removal of the Remarketing Agent pursuant to Section 7.

     In addition, the obligations of the Remarketing Agent hereunder with respect to a specific Remarketing may be terminated by it by notice given to the Company prior to 10:00 A.M., New York City time, on the applicable Remarketing Date if, prior to that time, any of the events described in Sections 5(h), (i),
(j), (k) or (l) herein shall have occurred or if the Remarketing Agent shall decline to perform its obligations under this Agreement for any reason permitted hereunder.

     The Company and the Operating Partnership may elect to terminate a specific Remarketing at any time prior to an Election Date with respect to such Remarketing.

     Section 11. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

     (a) if to the Remarketing Agent, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 7th Avenue, New York, New York 10019, Attention: Syndicate Department (Fax: (646) 758-2018);

     (b) if to the Company or the Operating Partnership shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the prospectus or any supplement thereto, Attention: John H. Clayton, Esq. (Fax: (312) 922-9851).

     Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

     Section 12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Remarketing Agent, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (x) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Remarketing Agent and the person or persons, if any, who control the Remarketing Agent within the meaning of Section 15 of the Securities Act and (y) the representations, warranties, indemnities and agreements of the Remarketing Agent contained in this Agreement shall be deemed to be for the benefit of directors, officers and employees of the Company and any person controlling the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     Section 13. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Operating Partnership and the Remarketing Agent contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall survive the Remarketing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

     Section 14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     Section 15. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     Section 16. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing correctly sets forth the agreement between the Company and the Remarketing Agent, please indicate your acceptance in the space provided for that purpose below.

                                  Very truly yours,


                                  FIRST INDUSTRIAL REALTY TRUST, INC.


                                  By: /s/ M. Havala
                                      --------------------------------------
                                         Name:   Michael J. Havala
                                         Title:  Chief Financial Officer





                                  FIRST INDUSTRIAL, L.P.

                                  By: First Industrial Realty Trust, Inc.
                                       as its sole general partner


                                      By: /s/ M. Havala
                                          ----------------------------------
                                             Name:   Michael J. Havala
                                             Title:  Chief Financial Officer


Accepted:

LEHMAN BROTHERS INC.


By: /s/ E.M. Callan
    -------------------------------
      Name:   Erin M. Callan
      Title:  Managing Director

                                                                       EXHIBIT A

                               FORM OF OPINION OF
            COMPANY AND OPERATING PARTNERSHIP COUNSEL TO BE DELIVERED
                            PURSUANT TO SECTION 5(c)

     1. The Company is duly qualified or registered as a foreign corporation to transact business and is in good standing in each jurisdiction identified where such qualification is required, and each Corporate Subsidiary is duly qualified or registered as a foreign corporation to transact business and is in good standing in each jurisdiction where such qualification is required, in each case except where the failure to obtain such qualification or registration will not have a Material Adverse Effect.

     2. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of its state of organization. The Operating Partnership has all requisite partnership power and authority to own, lease and operate its properties and other assets and to conduct the business in which it is engaged and proposes to engage, in each case, as described in any applicable prospectus, and the Operating Partnership has the partnership power to enter into and perform its obligations under this Agreement, the Series G Remarketing Agreement and the Underwriting Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction where such qualification is required, in each case except where the failure to obtain such qualification or registration will not have a Material Adverse Effect.

     3. To the knowledge of such counsel, other than shares reserved for issuance pursuant to the Company's Shareholder Rights Plan, no shares of preferred stock of the Company are reserved for any purpose. To the knowledge of such counsel, there are no outstanding securities convertible into or exchangeable for any preferred stock of the Company and no outstanding options other than as provided in this Agreement, rights (preemptive or otherwise) or warrants to purchase or to subscribe for Depositary Shares of preferred stock of the Company. To the knowledge of such counsel, all of the outstanding partnership interests of the Operating Partnership has been duly authorized, validly issued and fully paid and, except for units not owned by the Company, are owned directly or indirectly by the Company or the Operating Partnership.

     4. To the knowledge of such counsel, none of the Company or the Operating Partnership is in violation of or default under its charter, bylaws, certificate of limited partnership or partnership agreement, as the case may be, and none of such entities is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any document (as in effect on the date of such opinion) listed as an exhibit to any applicable registration statement, each of the Company's and the Operating Partnership's Annual Report on Form 10-K for the year most recently ended or Quarterly Report on Form 10-Q for the quarter most recently ended, in each case as amended, if applicable, to which such entity is a party or by which such entity may be bound, or to which any of the property or assets of such entity or any Property is subject to or bound by (it being understood that (i) such counsel need express no opinion with respect to matters relating to any contract, indenture, mortgage, loan agreement, note lease, joint venture or partnership agreement or other instrument or agreement relating to the acquisition, transfer, operation, maintenance, management or financing of any property or assets of such entity or any other Property and (ii) such counsel may assume compliance with the financial covenants contained in any such document), except in each case for violations or defaults which in the aggregate are not reasonably expected to have a Material Adverse Effect.

     5. This Agreement, the Series G Remarketing Agreement and the Underwriting Agreement were duly and validly authorized, executed and delivered by each of the Company and the Operating Partnership and the Deposit Agreements and the Calculation Agent Agreements were duly and validly authorized executed and delivered by the Company.

     6. Any applicable registration statement has been declared effective under the Securities Act, any applicable prospectus was filed with the Commission pursuant to Rule 424 of the Securities Act ("Rule 424"), within the applicable time period prescribed by Rule 424, and, to the knowledge of such counsel, no stop order suspending the effectiveness of any applicable registration statement or any applicable prospectus has been issued and no proceeding for that purpose is pending or threatened by the Commission.

     7. The execution and delivery of this Agreement, the Series G Remarketing Agreement, the Series F Articles Supplementary, the Series G Articles Supplementary, the Deposit Agreements and the Calculation Agent Agreements and the issuance and sale of the Depositary Shares and the performance by the Company and the Operating Partnership of their respective obligations under the Depositary Shares, this Agreement, the Series G Remarketing Agreement, the Deposit Agreements and the Calculation Agent Agreements, to the extent they are a party thereto, did not and do not conflict with or constitute a breach or violation of or default under: (1) any document (as in effect as of the date of such opinion) listed as an exhibit to any applicable registration statement, each of the Company's Annual Report on Form 10-K for the year most recently ended or Quarterly Report on Form 10-Q for the quarter most recently ended, in each case as amended, if applicable, to which any such entity is a party or by which it or any of them or any of their respective properties or other assets may be bound or subject and of which such counsel is aware (it being understood that (i) such counsel need express no opinion with respect to matters relating to any contract, indenture, mortgage, loan agreement, note lease, joint venture or partnership agreement or other instrument or agreement relating to the acquisition, transfer, operation, maintenance, management or financing of any property or assets of such entity or any other Property and (ii) such counsel may assume compliance with the financial covenants contained in any such document); (2) the certificate of limited partnership or partnership agreement, as the case may be, of the Operating Partnership and the Financing Partnership or the articles of incorporation or bylaws, as the case may be, of the Company, FIFC or FISC; or (3) any applicable law, rule or administrative regulation, except in each case for conflicts, breaches, violations or defaults that in the aggregate are not reasonably expected to have a Material Adverse Effect.

     8. To the knowledge of such counsel, no Material authorization, approval, consent or order of any court or governmental authority or agency or any other entity is required in connection with the remarketing of the Depositary Shares hereunder, except such as may be required under the Securities Act, the bylaws, corporate financing rule and conflict of interest rule of the NASD, or state securities, "blue sky" or real estate syndication laws, or such as have been received prior to the date of such opinion.

     9. Any applicable registration statement, at the time it became effective and any applicable prospectus, as of the date hereof, in each case, other than the financial statements, including the notes and schedules thereto, or any other financial statistical data that is found in or derived from the internal accounting records of the Company, the Operating Partnership or their respective Subsidiaries set forth in or incorporated by reference therein, as to which no opinion need be rendered, complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act.

     10. The purchasers of the Remarketed Securities are receiving good, valid and marketable title to the Depositary Shares, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities if such purchasers acquire such Depositary Shares in good faith and without notice of any such security interests, mortgages, pledges, liens, encumbrances, claims or equities.

     11. The information in any applicable prospectus under "Description of the Preferred Shares," "Certain United States Federal Income Tax Consequences," "Risk Factors," "Description of Preferred Stock," "Description of Depositary Shares," "Restrictions on Transfers of Capital Stock," and "Federal Income Tax Considerations" (as modified by the information in the Prospectus Supplement), to the extent that it constitutes statements of law, descriptions of statutes, rules or regulations, or summaries of documents or legal conclusions, has been reviewed by us and is correct in all material respects and presents fairly the information required to be disclosed therein.

     12. To such counsel's knowledge, there is no document or contract of a character required to be described or referred to in any applicable Registration Statement and any applicable prospectus or to be filed as exhibits thereto by the Securities Act other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are accurate in all material respects.

     13. The partnership agreement of each of the Operating Partnership, Securities, L.P. and the Financing Partnership has been duly authorized, validly executed and delivered by the Company, and is valid, legally binding and enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     14. The Company and the Operating Partnership satisfy all conditions and requirements for filing any applicable registration statement on Form S-3 under the Securities Act.

     15. The Company is not required to be registered as an investment company under the Investment Company Act of 1940, as amended.

     16. We are of the opinion that, commencing with the Company's taxable year ended December 31, 1994, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and the Company's current and proposed method of operation (as represented by the Company to us in a written certificate) will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

     In addition, we have participated in conferences with officers and other representatives of the Company and the Operating Partnership, representatives of the independent public accountants for the Company and the Operating Partnership and representatives of the Remarketing Agent at which the contents of any applicable registration statement and any applicable prospectus and related matters were discussed. On the basis thereof, but without independent verification by such counsel of, and without passing upon or assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in any applicable registration statement or any applicable prospectus or any amendments or supplements thereto, no facts have come to the attention of such counsel that lead them to believe that (i) any applicable registration statement, including the documents incorporated therein by reference, at the time such Registration Statement became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any applicable prospectus, as of its date or at the Remarketing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements, including the notes and schedules thereto, or any other financial or statistical data that is found in or derived from the internal accounting records of the Company, the Operating Partnership or their respective Subsidiaries set forth in or incorporated by reference into any applicable registration statement or any applicable prospectus).

_______________________

* Such counsel may rely as to matters of Maryland law upon the opinion of McGuire Woods L.L.P.

** To the extent no registration statement or prospectus is required under the Securities Act in connection with the Remarketing, the foregoing opinions shall be revised as appropriate to reflect such fact.

                                                                       EXHIBIT B

                    FORM OF OPINION OF COUNSEL TO THE COMPANY
                    TO BE DELIVERED PURSUANT TO SECTION 5(d)

     1. To the knowledge of such counsel, none of the Company or the Operating Partnership, FIMC, the Mortgage Partnership, FIPC or FIP is in violation of, or default in connection with the performance or observance of any obligation, agreement, covenant or condition contained in any or all of that certain Unsecured Revolving Credit Facility, dated as of September 27, 2002, among the Operating Partnership, as Borrower, the Company, as Guarantor and General Partner, Bank One, NA, and certain other banks as lenders, Banc One Capital Markets, Inc. as Lead Arranger and Sole Book Runner, Bank of America, N.A. as Syndication Agent, and Commerzbank AG, New York and Grand Cayman Branches and Wachovia Bank, N.A., as Documentation Agents (all such indebtedness collectively, the "Credit Documents"), except in each case for defaults that, in the aggregate, are not reasonably expected to have a Material Adverse Effect.

     2. The execution and delivery of this Agreement, the performance of the obligations and consummation of transactions set forth herein and therein by the Company and the Operating Partnership did not and do not conflict with, or constitute a breach or violation of, or default under: (A) any or all of the Credit Documents; (B) any applicable law, rule or administrative regulation of the federal government (or agency thereof) of the United States; or (C) any order or administrative or court decree issued to or against, or concerning any or all of the Company, the Operating Partnership, the Partnership Subsidiaries and the Corporate Subsidiaries, of which, in the cases of clauses (B) and (C) above, such counsel is aware, except in each case for conflicts, breaches, violations or defaults that, in the aggregate, would not have a Material Adverse Effect.

     3. To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened that do, or are likely to, have a Material Adverse Effect.

     The information in the 10-K under Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations--Mortgage Loans Payable" (other than information relating to a certain mortgage loan made available to First Industrial Financing Partnership, L.P. by Nomura Asset Capital Corporation) to the extent that it constitutes statements of law, descriptions of statutes, summaries of principal financing terms of Credit Documents or legal conclusions, has been reviewed by such counsel and is correct in all material respects and presents fairly the information disclosed therein.

     _______________________

* Such counsel may rely as to matters of Maryland law upon the opinion of McGuire Woods L.L.P., and as to matters of New York law upon the opinion of Cahill Gordon & Reindel LLP.

** To the extent no registration statement or prospectus is required under the Securities Act in connection with the Remarketing, the foregoing opinions shall be revised as appropriate to reflect such fact.

                                                                       EXHIBIT C

   FORM OF OPINION OF SPECIAL MARYLAND COUNSEL TO THE COMPANY TO BE DELIVERED
                            PURSUANT TO SECTION 5(e)

     1. Each of the Company and the Corporate Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation.

     2. Each of the Company and the Corporate Subsidiaries has corporate power and authority to own, lease and operate its properties and other assets and to conduct the business in which it is engaged or proposes to engage, in each case, as described in any applicable prospectus, and the Company has the corporate power and authority to enter into and perform its obligations under this Agreement, the Series G Remarketing Agreement, the Deposit Agreements and the Calculation Agent Agreements.

     3. The Company's authorized capitalization consists of 10,000,000 shares of preferred stock, par value $.01 per share, 100,000,000 shares of common stock, par value $.01 per share and 65,000,000 shares of excess stock, par value $.01 per share. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable. All the issued and outstanding shares of capital stock of the Corporate Subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable and are owned by the Company.

     4. Each of the Remarketed Securities has been duly authorized for issuance and sale pursuant to this Agreement and the Deposit Agreements, when validly issued and delivered pursuant to this Agreement against payment of the Purchase Price, will be duly authorized, validly issued, fully paid and non-assessable. To the extent Maryland law provides the basis for determination, each of the purchasers thereof is receiving good, valid and marketable title to the Remarketed Securities, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities if such purchasers acquire such Remarketed Securities in good faith and without notice of any such security interests, mortgages, pledges, liens, encumbrances, claims or equities. The terms of the Remarketed Securities conform in all material respects to all statements and descriptions related thereto contained in any applicable registration statement, the Series F Articles Supplementary and any applicable prospectus. The form of depositary receipt used to evidence the Remarketed Securities are in due and proper form and comply in all material respects with all applicable legal requirements. The issuance of the Remarketed Securities is not subject to any preemptive or other similar rights arising under Maryland General Corporation Law, the Company's charter or bylaws, as amended to date, or any agreement of which such counsel is aware.

     5. Each of this Agreement, the Series G Remarketing Agreement, the Series F Articles Supplementary, the Series G Articles Supplementary, the Deposit Agreements and the Calculation Agent Agreements was duly and validly authorized by the Company, on behalf of itself and the Operating Partnership.

     6. The execution and delivery of this Agreement, the Series G Remarketing Agreement, the Series F Articles Supplementary, the Series G Articles Supplementary, the Deposit Agreements and the Calculation Agent Agreements, the performance of the obligations and the consummation of the transaction set forth herein and therein by the Company will not require, to the knowledge of such counsel, any consent, approval, authorization or other order of any Maryland court, regulatory body, administrative agency or other governmental body (except as such may be required under the Securities Act or other securities laws) and did not and do not conflict with or constitute a breach or violation of or default under: (A) the charter or bylaws, as the case may be, of the Company; and (B) any applicable Maryland law, rule or administrative regulation or any order or administrative or court decree of which such counsel is aware, except in the case of clause (B) above for conflicts, breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect.

     7. To the knowledge of such counsel, no Material authorization, approval, consent or order of any Maryland court, governmental authority, agency or other entity is required in connection with the offering, issuance or sale of the Remarketed Securities hereunder, except such as may be required under Maryland securities, blue sky or real estate syndication laws.

     8. The information in any applicable prospectus under "Certain Provisions of Maryland Law and First Industrial Realty Trust, Inc.'s Articles of Incorporation and Bylaws" and "Restrictions on Transfers of Capital Stock", and "Description of Preferred Stock" and in Part II of any applicable registration statement under Item 15, to the extent that it constitutes statements of law, descriptions of statutes, rules or regulations, summaries of documents or legal conclusions, has been reviewed by such counsel and, as to Maryland law, is correct in all material respects and presents fairly the information required to be disclosed therein.

     9. The Company and each of the Corporate Subsidiaries was authorized to enter into the partnership agreement of each Partnership Subsidiary for which the Company, the Operating Partnership or such Corporate Subsidiary, as the case may be, is the general partner.

     _______________________

* Such counsel may rely as to matters of Illinois law upon the opinion of Barack Ferrazzano Kirschbaum, Perlman & Nagelberg and as to matters of New York law upon the opinion of Cahill Gordon & Reindel LLP.

** To the extent no registration statement or prospectus is required under the Securities Act in connection with the Remarketing, the foregoing opinions shall be revised as appropriate to reflect such fact.

                                                                       EXHIBIT D

                               FORM OF OPINION OF
                     CLIFFORD CHANCE US LLP TO BE DELIVERED
                            PURSUANT TO SECTION 5(f)

1. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of its state of organization.

2. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation.

3. This Agreement and the Series G Remarketing Agreement were duly and validly authorized, executed and delivered by each of the Company and the Operating Partnership and the Deposit Agreements and the Calculation Agent Agreements were duly and validly authorized executed and delivered by the Company.

4. The Remarketed Securities conform in all material respects to the descriptions thereof in any applicable registration statement and any applicable prospectus under the caption "Description of Preferred Stock" and under the caption "Description of the Preferred Shares."

5. The purchasers of the Remarketed Securities are receiving good, valid and marketable title to the Remarketed Securities, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities if such purchasers acquire such Remarketed Securities in good faith and without notice of any such security interests, mortgages, pledges, liens, encumbrances, claims or equities.

         In addition, we have participated in conferences with officers and other representatives of the Company and the Operating Partnership, representatives of the independent public accountants for the Company and the Operating Partnership and representatives of the Remarketing Agent at which the contents of any applicable registration statement and any applicable prospectus and related matters were discussed. On the basis thereof, but without independent verification by such counsel of, and without passing upon or assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in any applicable registration statement or any applicable prospectus or any amendments or supplements thereto, no facts have come to the attention of such counsel that lead them to believe that (i) any applicable registration statement, including the documents incorporated therein by reference, at the time such Registration Statement became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any applicable prospectus, as of its date or at the Remarketing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements, including the notes and schedules thereto, or any other financial or statistical data that is found in or derived from the internal accounting records of the Company, the Operating Partnership or their respective Subsidiaries set forth in or incorporated by reference into any applicable registration statement or any applicable prospectus).

_______________________

* Such counsel may rely as to matters of Illinois law upon the opinion of Barack Ferrazzano Kirschbaum, Perlman & Nagelberg, and as to matters of Maryland law upon the opinion of McGuire Wood L.L.P.

** To the extent no registration statement or prospectus is required under the Securities Act in connection with the Remarketing, the foregoing opinions shall be revised as appropriate to reflect such fact.



                                      D-2